Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 19, 2007, is entered into by and among ImageWare Systems, a Delaware corporation (the “Company”), Sol Logic, Inc., a California corporation (“Holder”), and Wink Jones, in his capacity as the representative of Seller (the “Seller Representative”). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Asset Purchase Agreement dated as of even date herewith, by and among the Company, Holder and the Seller Representative (the “Purchase Agreement”).

NOW, THEREFORE, each of the Company, Holder and the Seller Representative hereby agrees as follows:

1.                                       In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

(a)                                  “Business Day” means a day Monday through Friday on which banks are generally open for business in New York.

(b)                                 The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(c)                                  “Registrable Securities” means an aggregate of 306,185 Shares issued to Holder pursuant to the Purchase Agreement, in any case only for so long as all Shares (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) are not eligible to be sold under Rule 144 during any 90-day period without any limitations as to volume or holding period.

(d)                                 “Registration Expenses” means the expenses incurred by the Company in preparing the Registration Statement, including, without limitation, fees and expenses of counsel for the Company, blue sky fees and expenses, the registration fee for the Registration Statement, printing and delivery expenses of the Registration Statement and the final prospectus related thereto filed pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus”), including any supplement or amendment thereto, and the expense of any special audits incident to or required by any such registration (but excluding all Selling Expenses).

(e)                                  “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for Holder.

2.                                       As soon as practicable, but no later than thirty (30) days from the date hereof, the Company will file a registration statement covering the resale of the Registrable Securities on a Form S-1 or Form S-3 Registration Statement (the “Registration Statement”) with the SEC (the “Filing Date”). The Company will further use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC within a reasonable time after the Filing Date. The Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities. The Company shall be entitled to include in the Registration Statement shares of the capital stock of the Company to be sold by the Company for its own account or for the account of any other security holders of the Company.

3.                                       All Registration Expenses shall be borne by the Company. All Selling Expenses shall be borne the Seller.

4.                                       The Company further agrees to:

(a)                                  subject to Section 7 hereof, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws that the Company determines to obtain, continuously effective until the earlier to occur of: (i) such time as all of the Registrable Securities are sold, transferred or otherwise disposed of by Holder; or (ii) one (1) year following the Closing Date; provided that Holder and the Seller Representative each hereby acknowledge that the Company does not and cannot provide any assurance to Holder, the Seller Representative or otherwise that the Registration Statement will be declared effective by the SEC. The period of time during which the Company is required hereunder to keep the Registration Statement continuously effective is referred to herein as the “Registration Period.”

(b)                                 advise Holder within 15 Business Days:

(i)                                     of the filing of the Registration Statement or any amendment thereto, and of the effectiveness of the Registration Statement or any amendment thereto;

(ii)                                  of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iii)                               of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)                              of the occurrence of any event that requires the making of any changes in the Registration Statement or the Final Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Final Prospectus and any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading;

(c)                                  use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

(d)                                 furnish to Holder at least one copy of such Registration Statement, including post-effective amendment thereto, and the Final Prospectus, including any amendment or supplement thereto;

(e)                                  during the Registration Period, deliver to Holder as many copies of the Final Prospectus, including any amendment or supplement thereto, as Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof and thereof, of the Final Prospectus, including any amendment or supplement thereto, in connection with the offering and sale by Holder of the Registrable Securities covered thereby;

(f)                                    take such actions as may be necessary to register or qualify the Registrable Securities or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as Holder reasonably requests in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified as of the date hereof, to consent to general service of process in any such jurisdiction or to become subject to taxation in any jurisdiction in which it is not subject to taxation as of the date hereof;

(g)                                 upon the occurrence of any event contemplated by Section 4(b)(iv) above, use its commercially reasonable efforts to prepare a post-effective amendment to the Registration Statement or an amendment or supplement to the Final Prospectus, or file any other required document so that the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)                                 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC which affect the sale of the Registrable Securities by Holder in accordance with the terms hereof; and

(i)                                     use its commercially reasonable efforts to cause all Registrable Securities to be listed on a national securities exchange or market, if any, on which the Company’s common stock is then-listed or quoted.

5.

(a)                                  Holder shall indemnify the Company, each of its directors and officers and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5(b) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, Final Prospectus, or any amendment or supplement of either of the foregoing, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Final Prospectus and any amendment or supplement thereto, in the light of the circumstances in which they were made) not misleading, and will reimburse the Company, such directors and officers and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Holder for use in preparation of the Registration Statement, the Final Prospectus, or any amendment or supplement of either of the foregoing. Notwithstanding the foregoing, Holder’s aggregate liability pursuant to this subsection (a) and subsection (c) below shall be limited to the net amount received by Holder from the sale of the Registrable Securities.

(b)                                 The Company shall give notice to Holder promptly after the Company has actual knowledge of any claim as to which indemnity may be sought, and shall permit Holder (at its expense) to assume the defense of any such claim or any litigation resulting therefrom provided, however, that counsel for Holder, who shall conduct the defense of such claim or litigation, shall be approved by the Company (whose approval shall not be unreasonably withheld), and the Company may elect to participate in such defense; and, provided further, that the failure of the Company to give notice as provided herein shall not relieve Holder of its obligations under this Agreement unless such failure is materially prejudicial to Holder in defending such claim or litigation. Holder shall not be liable for any settlement of an action or claim effected without its written consent (which consent shall not be unreasonably withheld). Holder shall not, in its defense of any such claim or litigation, except with the written consent of the Company, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company of a release from all liability in respect to such claim or litigation.

(c)                                  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to the Company with respect to any loss, liability, claim, damage or expense referred to therein, then Holder, in lieu of indemnifying the Company thereunder, shall contribute to the amount paid or payable by the Company as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of Holder, on the one hand, and of the Company, on the other hand, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of Holder and of the Company shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Holder or by the Company and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.

(a)                                  The Company shall indemnify Holder, each of its directors and officers and each Person who controls Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6(b) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, Final Prospectus, or any amendment or supplement of either of the foregoing, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Final Prospectus and any amendment or supplement thereto, in the light of the circumstances in which they were made) not misleading, and will reimburse Holder, each of its such directors and officers and each Person controlling Holder for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to Holder by or on behalf of the Company for use in preparation of the Registration Statement, the Final Prospectus, or any amendment or supplement of either of the foregoing.

(b)                                 Holder shall give notice to the Company promptly after Holder has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company (at its expense) to assume the defense of any such claim or any litigation resulting therefrom provided, however, that counsel for the Company, who shall conduct the defense of such claim or litigation, shall be approved by Holder (whose approval shall not be unreasonably withheld), and Holder may elect to participate in such defense; and, provided further, that the failure of Holder to give notice as provided herein shall not relieve the Company of its obligations under this Agreement unless such failure is materially prejudicial to the Company in defending such claim or litigation. The Company shall not be liable for any settlement of an action or claim effected without its written consent (which consent shall not be unreasonably withheld). The Company shall not, in its defense of any such claim or litigation, except with the written consent of Holder, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to Holder of a release from all liability in respect to such claim or litigation.

(c)                                  If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to the Company with respect to any loss, liability, claim, damage or expense referred to therein, then the Company, in lieu of indemnifying Holder thereunder, shall contribute to the amount paid or payable by Holder as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of Holder, on the other hand, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of Holder and of the Company shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Holder or by the Company and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.                                       (a)                                  Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to the Final Prospectus relating to Registrable Securities so that, as thereafter delivered to Holder, such Final Prospectus, as supplemented or amended, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement and the Final Prospectus until its receipt of copies of such supplement or amendment from the Company.

(b)                                 Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and Final Prospectus during any period, not to exceed a single 45-day period per circumstance or development, if the Company notifies Holder in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in the Final Prospectus is premature or could have a material adverse effect on the Company. Holder shall not disclose receipt of any such notice, or its contents, to any Person without the prior written consent of the Company. In the event Holder is required to suspend any disposition of Registrable Securities under this Section 7(b), the Company shall keep the Registration Statement effective for a period equal to the duration of the suspension up to a maximum period of 60 days.

(c)                                  As a condition to the inclusion of its Registrable Securities and the Company’s obligation to file the Registration Statement in accordance with Section 2, Holder shall furnish to the Company such information regarding Holder and the distribution proposed by Holder as the Company may request in writing, including completing a Registration Statement Questionnaire in the form provided by the Company concurrently herewith, and as shall otherwise be required in connection with any registration referred to in this Agreement.

(d)                                 Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities pursuant to the Registration Statement or the Final Prospectus without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five Business Days prior to the date on which Holder first offers to sell any such Registrable Securities.

(e)                                  Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been offered and sold in accordance with such Registration Statement and (ii) the prospectus delivery requirements under the Securities Act in connection with such offer and sale have been satisfied in full by Holder.

(f)                                    Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement that would constitute a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable rule, regulation or law.

(g)                                 At the end of the Registration Period, Holder shall discontinue sales of any shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement that remain unsold, and Holder shall notify the Company of the number of Shares registered that remain unsold immediately, but in any event no later than five Business Days after receipt of such notice from the Company.

8.                                       The benefits granted to Holders by the Company under Section 2 may not be assigned. Any attempted transfer shall cause all rights of Holder under this Agreement to be forfeited in their entirety.

9.                                       All notices, requests, demands and other communications required or permitted under this Agreement shall be given in accordance with Section 6.5 of the Purchase Agreement.

10.                                 No waiver, amendment or modification of this Agreement or of any provision hereof shall be valid unless evidenced by a writing duly executed by the Company, Holder and the Seller Representative. No waiver of any default hereunder shall be deemed a waiver of any other prior or subsequent default hereunder.

11.                                 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding its conflicts of laws principles.

12.                                 This Agreement, together with the Purchase Agreement and the Escrow Agreement, constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof and thereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

13.                                 Except as expressly provided herein, this Agreement is not intended to confer upon any Person any rights or remedies hereunder, except for the successors and assigns of the Company.

14.                                 This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic mail signature page were an original thereof.

15.                                 This Agreement shall terminate upon the expiration of the Registration Period; provided, however, that Sections 3, 5, 6, 7, 11, 12, 13 and 15 hereof shall survive any termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

COMPANY:

IMAGEWARE SYSTEMS, INC.

By:
Name:	S. James Miller, Jr.
Title:	Chief Executive Officer

HOLDER:

SOL LOGIC, INC.

By:
Name:	Frank Mitchell
Title:	President

SELLER REPRESENTATIVE

By:
Name:	Wink Jones